Exhibit 99.1

Oaktree Acquisition Corp. III Life Sciences Announces Pricing of

$175 Million Initial Public Offering

LOS ANGELES, OCTOBER 23, 2024—(BUSINESS WIRE)—Oaktree Acquisition Corp. III Life Sciences (the “Company”), a special purpose acquisition company formed for the purpose of entering into a combination with one or more businesses or entities, priced its initial public offering of 17,500,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Global Market and trade under the ticker symbol “OACCU” beginning on October 24, 2024. Each unit consists of one Class A ordinary share of the Company and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to adjustment. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on The Nasdaq Global Market under the symbols “OACC” and “OACCW,” respectively.

The offering is expected to close on October 25, 2024, subject to customary closing conditions.

Jefferies, Citigroup Global Markets Inc., and UBS Securities LLC are serving as the joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: 877-821-7388 or by email: Prospectus_Department@Jefferies.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 800-831-9146; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com.

The registration statement relating to the securities sold in the initial public offering was declared effective on October 23, 2024 by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oaktree Acquisition Corp. III Life Sciences

Oaktree Acquisition Corp. III Life Sciences is the third public acquisition vehicle sponsored by an affiliate of Oaktree Capital Management, L.P. (“Oaktree”) and follows the successfully completed mergers between Oaktree Acquisition Corp. and Hims & Hers (a direct-to-consumer healthcare business) and between Oaktree Acquisition Corp. II and Alvotech (a global biosimilars business). The Company leverages Oaktree’s expertise in the life sciences sector, where as of August 31, 2024, the firm has committed approximately $5 billion of capital across 51 life sciences investments since 2013. The 12-person, life sciences-dedicated investment team has significant healthcare-specific, operational, and financial experience and varied backgrounds spanning business, healthcare equity and credit buy-side, investment banking and medicine. The Company believes it has the required investment, operational, diligence, and capital raising expertise to affect a business combination with an attractive target and to position it for long-term success in the public markets. For more information about Oaktree Acquisition Corp. III Life Sciences, please visit www.oaktreeacquisitioncorp.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $193 billion in assets under management as of June 30, 2024. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real estate and listed equities. The firm has over 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Contact:

info@oaktreeacquisitioncorp.com

Media Contact:

John Christiansen/Monique Sidhom

FGS Global

Oaktree@fgsglobal.com

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